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                                                                   Exhibit 10.29





January 23, 2002


Dr. Bernard Beer
President
DOV Pharmaceutical, Inc.
433 Hackensack Avenue
Hackensack NJ, 07601

RE: EXTENSION OF EMPLOYMENT AGREEMENT

Dear Dr. Beer:

         This will confirm the extension of your December 10, 1998, Employment Agreement with DOV Pharmaceutical, Inc. through December 10, 2004. All terms and conditions therein shall remain in full force and effect, except for the increase of your base compensation to $275,000 per year, and the increase of your car allowance to $1400 per month.

Sincerely,


/s/ Zola Horovitz
----------------------------
Dr. Zola Horovitz
Compensation Committee



ACKNOWLEDGED AND AGREED:


/s/ Bernard Beer
----------------------------
Dr. Bernard Beer
President